                                                               EXECUTION VERSION




                          SCHERING-PLOUGH CORPORATION


                              THE BANK OF NEW YORK

                                    Trustee



                               ------------------



                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 26, 2003



                               -----------------





                                 $1,250,000,000


                          5.30% Senior Notes due 2013
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                          SCHERING-PLOUGH CORPORATION

                          FIRST SUPPLEMENTAL INDENTURE

                                 $1,250,000,000

                          5.30% Senior Notes due 2013

      FIRST SUPPLEMENTAL INDENTURE, dated as of November 26, 2003, between SCHERING-PLOUGH CORPORATION, a Delaware corporation (the "COMPANY"), and THE BANK OF NEW YORK, as trustee (the "TRUSTEE").

                                    RECITALS

      A. The Company has contemporaneously executed and delivered to the Trustee an Indenture, dated as of November 26, 2003 (the "BASE INDENTURE" and, as hereby supplemented and amended, the "INDENTURE"), providing for the issuance from time to time of one or more series of the Company's debt securities (the "DEBT SECURITIES").

      B. Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Debt Securities to be designated as the "5.30% Senior Notes due 2013" (the "NOTES"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture.

      C. Sections 201 and 301 of the Base Indenture provide that various matters with respect to any series of Debt Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

      D. Subparagraph (7) of Section 901 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.

      E. For and in consideration of the premises and the issuance of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Debt Securities of such series, as follows:

                                  ARTICLE ONE

               RELATION TO BASE INDENTURE; ADDITIONAL DEFINITIONS

      Section 101. Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

      Section 102. Additional Definitions. For all purposes of this First Supplemental Indenture:

      (a) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture.

      (b) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

      (c) Capitalized terms used herein shall have the meaning specified herein or in the Base Indenture, as the case may be.

            "ADDITIONAL INTEREST RATE" means the applicable percentage rate listed in the first column of the table set forth in Section 204(l) hereof as applied to each rating agency.

            "AGENT MEMBERS" has the meaning set forth in Section 208 hereof.

            "BASE INDENTURE" has the meaning set forth in paragraph A of the Recitals hereof.

            "BASE INTEREST RATE" means 5.30% per annum.

            "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "CERTIFICATED NOTE" has the meaning set forth in Section 208(f) hereof.

            "COMPARABLE TREASURY ISSUE" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

            "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after

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      excluding the highest and the lowest of such Reference Treasury Dealer
      Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

            "DEBT SECURITIES" has the meaning set forth in the paragraph A of the Recitals hereof.

            "DEPOSITARY" means the Depositary Trust Company.

            "DOWNGRADE TRIGGERING EVENT" has the meaning set forth in Section 204(c).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FITCH" means Fitch, Inc. or its successor.

            "GLOBAL NOTES" has the meaning set forth in Section 207 hereof.

            "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

            "INTEREST PAYMENT DATE" has the meaning set forth in Section 204(a) hereof.

            "ISSUE DATE" means November 26, 2003.

            "MATURITY DATE" has the meaning set forth in Section 203 hereof.

            "MOODY'S" means Moody's Investor Service, Inc. or its successor.

            "NOTES" has the meaning set forth in the paragraph B of the Recitals hereof.

            "NRSRO" means a nationally recognized statistical rating organization as such term is used in the Exchange Act and the rules promulgated thereunder.

            "QUOTATION AGENT" means one of the Reference Treasury Dealers appointed by the Company.

            "REFERENCE TREASURY DEALER" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse First Boston LLC or their affiliates plus one other dealer selected by the Trustee which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer.

            "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference

      Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

            "S&P" means Standard & Poor's Rating Services, a division of McGraw Hill, Inc. or its successor.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "TREASURY RATE" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

            "UPGRADE TRIGGERING EVENT" has the meaning set forth in Section 204(d).

                                  ARTICLE TWO

                         THE SERIES OF DEBT SECURITIES

      Section 201. Title of the Debt Securities. The Notes shall be known and designated as the "5.30% Senior Notes due 2013".

      Section 202. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount of $1,250,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may initially be outstanding shall not exceed $1,250,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

      Section 203. Stated Maturity. The Stated Maturity of the Notes shall be December 1, 2013 (the "MATURITY DATE").

      Section 204. Interest and Interest Rates.

      (a) The Notes shall bear interest at the rate of 5.30% per annum (the "BASE INTEREST RATE"), which rate shall be subject to adjustment as provided in this Section 204, from and including the Issue Date to, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears on June 1 and December 1 of each year (each such date, an "INTEREST PAYMENT DATE"), commencing June 1, 2004. Interest is payable to the Holders of record of the Notes at the close of business on the May 15 or November 15 preceding the applicable Interest Payment.

      (b) Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate per annum at which interest is then accruing on the principal amount of the Notes (subject at all times to any adjustments required to be made pursuant to Section 204(l) hereof) (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

      (c) A "DOWNGRADE TRIGGERING EVENT" shall occur if at any time prior to the Maturity Date, either:

            (i)   the credit rating assigned to the Notes by S&P is below A - ;
      or

            (ii) the credit rating assigned to the Notes by Moody's is below A3; or

            (iii) only if Fitch is substituted in accordance with Section 204(i), the credit rating assigned to the Notes by Fitch is below A-.

      (d) An "UPGRADE TRIGGERING EVENT" shall occur if at any time following any Downgrade Triggering Event:

            (i)   the credit rating assigned to the Notes by S&P is above BBB+;
      and

            (ii) the credit rating assigned to the Notes by Moody's is above Baa1; and

            (iii) only if Fitch is substituted in accordance with Section 204(i), the credit rating assigned to the Notes by Fitch is above BBB+.

      (e) If a Downgrade Triggering Event occurs then the interest rate per year payable on the Notes shall be adjusted as set forth in Section 204(l) hereof.

      (f) If an Upgrade Triggering Event occurs then the interest rate per year payable on the Notes shall be the Base Interest Rate and the provisions of paragraph (c) and paragraphs (g) through (n) (inclusive) of this Section 204 shall permanently cease to apply.

      (g) Any increase or decrease in the interest rate payable on the Notes set forth in Section 204(l) hereof shall take effect from the period after the first Interest Payment Date immediately following the date on which the credit rating assigned to the Notes was changed so as to cause the adjustment to the interest rate payable on the Notes pursuant to this Section 204.

      (h) Subject to Section 204(f) hereof, there is no limit on the number of times that the interest rate payable on the Notes may be increased or decreased between the occurrence of a Downgrade Triggering Event and the occurrence of an Upgrade Triggering Event, provided, however, that in no event shall the interest rate per year payable on the Notes be more than the Base Interest Rate plus 2%.

      (i) If either or both of S&P and Moody's shall have discontinued, withdrawn or suspended its credit rating of the Notes, then the credit rating assigned to the Notes by Fitch shall be substituted for the credit rating assigned to the Notes by S&P or Moody's or both, as applicable.

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      (j)   In the event that only one of S&P, Moody's or Fitch assigns a credit rating to the Notes, then for purposes of making the adjustments set forth in
Section 204, the credit rating assigned to the Notes by the only remaining credit rating agency shall be deemed to be the credit rating assigned by the second credit rating agency and, if necessary, two interest rate adjustments shall be made.

      (k) In the event that all of S&P, Moody's and Fitch shall have discontinued, withdrawn or suspended their credit ratings of the Notes, then the Trustee shall select a NRSRO to act as a substitute credit rating agency, and the credit rating assigned to the Notes by that NRSRO shall be substituted for the credit rating assigned to the Notes by each of S&P and Moody's and, if necessary, two interest rate adjustments shall be made.

      (l) If the credit rating assigned to the Notes by S&P, Moody's or Fitch, as applicable, changes to a credit rating set out below then the interest payable on the Notes shall be the Base Interest Rate plus the applicable Additional Interest Rate set forth below for the then-current rating assigned by each of Moody's and S&P (or Fitch, if applicable):

ADDITIONAL INTEREST RATE   MOODY'S CREDIT RATING   S&P CREDIT RATING   FITCH CREDIT RATING
------------------------   ---------------------   -----------------   -------------------
0.25%                      Baa1                    BBB+                BBB+

0.50%                      Baa2                    BBB                 BBB

0.75%                      Baa3                    BBB-                BBB-

1.00%                      Ba1 or below            BB+ or below        BB+ or below

      (m) Each increase or decrease to the interest rate payable on the Notes set forth in Section 204(l) required by any change in credit ratings, whether occasioned by the action of S&P, Moody's or Fitch, as applicable, shall be made independent of any and all other adjustments occasioned by any ratings change of the other ratings agency. If S&P or Moody's (or Fitch, if applicable) subsequently upgrades the credit rating it assigns to the Notes to any of the thresholds set forth above, the interest rate on the Notes will be correspondingly readjusted downwards.

      Section 205. Place of Payment. The Trustee shall initially serve as the Security Registrar, transfer agent and paying agent for the Notes. The Place of Payment where the Notes may be presented or surrendered for payment shall initially be the Corporate Trust Office of the Trustee.

      Section 206. Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

      Section 207. Form of Debt Securities. The Notes and the Trustee's certificate of authentication shall be substantially in the form provided for in the Base Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted herein. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Each note shall be dated the date of its authentication. The Notes shall be issued in the form of a permanent global note in the form set forth in Exhibit A (the "GLOBAL NOTES").

      Section 208. Book-Entry Provisions for Global Notes.

      (a) The Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

      (b) Except as provided for in Section 208(f) hereof, members of, or direct or indirect participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

      (c) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary.

      (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (e) Notwithstanding anything herein to the contrary, none of the Company, the Security Registrar, or the Trustee shall recognize as an owner of the Notes, or make any payments on the Notes to, any person other than those persons in whose names the Notes are registered or whose names appear in the book entry system described in this Section 208 or which otherwise meets the requirements of the U.S. Treasury Regulation Section 5f.103-1(c) or any successor provisions thereof.

      (f) Except as provided herein, owners of beneficial interests in Global Notes will not be entitled to receive Notes in certificated form ("CERTIFICATED NOTES"). Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

            (i) the Depositary notifies the Company that it is unwilling, unable or ineligible to continue as depositary for such Global Note and in each case a successor depositary is not appointed by the Company within 90 days of such notice;

            (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable; or

            (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 208(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. In the event that the Certificated Notes are not issued to each such beneficial owner promptly after the Security Registrar has received a request from the Depositary to issue such Certificated Notes, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 507 of the Base Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder's Notes as if such Certificated Notes had been issued.

      Section 209. Sinking Fund Obligations; No Redemption at Option of the Holders. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.


      Section 210. Defeasance and Covenant Defeasance. The provisions of Article Fourteen of the Base Indenture shall apply to the Notes.

                                 ARTICLE THREE

                        OPTIONAL REDEMPTION OF THE NOTES

      Section 301. Redemption Price. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, on at least 30 days' but no more than 60 days' prior written notice mailed to the Holders of the Notes to be redeemed. In addition, notice of any such optional redemption will be published as described in the Base Indenture. The redemption price of the Notes to be redeemed will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum, as determined by the Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. For the avoidance of doubt, any calculation of the remaining scheduled payments of interest pursuant to clause (2) of the preceding sentence shall not include accrued and unpaid interest for the period up to and including the Redemption Date. The Trustee shall be entitled to rely on the Quotation Agent's determination of the redemption price of the Notes. The redemption price of the Notes to be redeemed shall be payable in Dollars.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

      Section 401. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part of the Base Indenture. Except to the extent amended by or supplemented by this First Supplemental Indenture, the Company and the Trustee hereby ratify, confirm and reaffirm the Base Indenture in all respects.

      Section 402. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

      Section 403. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS).

      Section 404. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this First Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

      Section 405. In case any provision in this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 406. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not those of the Trustee.



                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

                                           SCHERING-PLOUGH CORPORATION



                                           By: /s/ E. Kevin Moore
                                               --------------------------------
                                           Name:   E. Kevin Moore
                                           Title:  Vice President and Treasurer



                                           THE BANK OF NEW YORK, as Trustee



                                           By:   /s/ Marie E. Trimboli
                                               --------------------------------
                                           Name:     Marie E. Trimboli
                                           Title:    Assistant Vice President

                                                                      EXHIBIT A
CUSIP NO.
ISIN NO.


NO. 1




                           SCHERING-PLOUGH CORPORATION
                        5.30% GLOBAL SENIOR NOTE DUE 2013




UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

                  SCHERING-PLOUGH CORPORATION, a New Jersey corporation (herein referred to as the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $_________ on December 1, 2013 (the "MATURITY DATE") and to pay interest thereon from November 26, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year (each, an "INTEREST PAYMENT DATE"), commencing June 1, 2004, at

5.30 % per annum until the principal hereof is paid or duly provided for, and which such interest rate shall be subject to adjustment as described below.

                  Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including November 26, 2003 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "HOLDER") in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the May 15 or November 15, as applicable (whether or not a Business Day) preceding such Interest Payment Date (a "REGULAR RECORD DATE"). Any such interest not so punctually paid or duly provided for ("DEFAULTED INTEREST") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "SPECIAL RECORD DATE") to be fixed by the Trustee (referred to herein) for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not more than 15 nor less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

                  For purposes of this Note, "BUSINESS DAY" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law or executive order to close.

                  Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

                  GENERAL. This Note is one of a duly authorized issue of securities (herein called the "SECURITIES") of the Company, issued and to be issued under an indenture dated as of November 26, 2003 (the "BASE INDENTURE"), as supplemented by the First Supplemental Indenture dated as of November 26, 2003 (the "FIRST SUPPLEMENTAL INDENTURE"), and as it may be further supplemented from time to time (herein collectively called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE," which term includes any successor trustee under the indenture with respect to a series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a duly authorized series of Securities designated as "5.30% Senior Notes due 2013" (collectively, the "NOTES").

                  The Notes are initially limited to $1,250,000,000 aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Notes in all respects and so that such additional securities shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default has occurred.

                  INTEREST RATE ADJUSTMENTS. The interest rate on the Notes is subject to adjustment in accordance with the terms of, and in the circumstances provided for in, the First Supplemental Indenture.

                  EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  MATURITY AND OPTIONAL REDEMPTION. The Notes may be redeemed prior to the Maturity Date as provided for in Section 301 of the First Supplemental Indenture. The Notes are not subject to repayment at the option of the Holders or to the operation of any sinking fund.

                  MODIFICATION AND WAIVERS; OBLIGATIONS OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

                  DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  REGISTRATION OF TRANSFER OR EXCHANGE. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

                  This Note is a Global Security. If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange in whole for the Global Security representing such Note. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of New York.

                  NOTICES. Notices to Holders of the Notes may be made by first class mail, postage prepaid, to the addresses that appear on the register maintained by the Security Registrar or by guaranteed overnight courier or by facsimile transmission (receipt confirmed by facsimile transaction receipt) followed by overnight courier. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: November 26, 2003

                                        SCHERING-PLOUGH CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Attest:
                                                --------------------------------
                                                Name:
                                                Title:



TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

THE BANK OF NEW YORK,
 as Trustee



By:
   ------------------------
     Authorized Signatory